UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2011

Cavium Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33435	77-0558625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 E. Middlefield Road, Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-623-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2011, Cavium Networks, Inc. held its 2011 Annual Meeting of Stockholders at the company’s corporate offices in Mountain View, California. At the Annual Meeting, the Cavium Networks stockholders voted on the following four proposals:

(a) To elect the two director nominees named below to serve until the 2014 Annual Meeting of Stockholders. Each of the two named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non-Vote
Anthony J. Pantuso.	38,087,914	697,012	4,439,993
C. N. Reddy	37,964,642	820,284	4,439,993

(b) To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cavium Networks for its fiscal year ending December 31, 2011. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
42,518,218	693,308	13,330	0

(c) To approve, on an advisory basis, the compensation of the Cavium Networks named executive officers, as disclosed in the Proxy Statement. This proposal was approved, with votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
37,895,030	870,470	19,426	4,439,993

(d) To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Cavium Networks named executive officers. The frequency of one year was approved, with the votes thereon at the Annual Meeting as follows:

		Final Voting Results
One Year	Two Years	Three Years	Abstain	Broker Non-Vote
35,267,819	946,203	2,563,184	7,720	4,439,993

Cavium Networks has determined to hold an advisory vote on the compensation of the company’s named executive officers on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of the company’s named executive officers , consistent with the advisory vote of the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cavium Networks, Inc.

June 6, 2011	By:	/s/ Arthur D. Chadwick
Name: Arthur D. Chadwick
Title: Vice President of Finance and Administration and Chief Financial Officer